UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington , D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 26, 2004
Date of Report (Date of earliest event reported)

NEUROGEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18311 (Commission File Number)	22-2845714 (I.R.S. Employer Identification No.)

35 Northeast Industrial Road
Branford , Connecticut 06405
(Address of principal executive offices) (Zip Code)

(203) 488-8201
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure

On March 26, 2004, Neurogen Corporation entered into a letter agreement amending a previously executed definitive Securities Purchase Agreement by and between Neurogen Corporation, Warburg Pincus Private Equity VIII, L.P., entities affiliated with Baker Brothers Investments and entities affiliated with the Tisch family, for the sale of approximately $100 million of newly-issued common stock at a price of $7.00 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGEN CORPORATION (Registrant)
By: s/ STEPHEN R. DAVIS
Name: Stephen R. Davis
Dated: March 26, 2004	Title: Executive Vice President and Chief Business Officer

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit	Description
99.1

Letter agreement dated as of March 26, 2004, amending the securities purchase agreement dated March 19, 2004, by and between Neurogen Corporation, Warburg Pincus Private Equity VIII, L.P., entities affiliated with Baker Brothers Investments and entities affiliated with the Tisch family